UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16 OF THE
SECURITIES EXCHANGE ACT OF 1934

For the month of October, 2012

Commission File Number 333-182247

CHINA INFORMATION TECHNOLOGY, INC.
(Translation of registrant’s name into English)

21st Floor, Everbright Bank Building
Zhuzilin, Futian District
Shenzhen, Guangdong, 518040
People’s Republic of China
(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F: Form 20-F [X] Form 40-F [_]

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): [_]

Note: Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): [_]

Note: Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submitted to furnish a report or other document that the registrant foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant’s “home country”), or under the rules of the home country exchange on which the registrant’s securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant’s security holders, and, if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

At 4:30 p.m., Eastern Daylight Time, on October 31, 2012, China Information Technology, Inc., a Nevada corporation (“CNIT”), completed a corporate reorganization (the “Reorganization”), resulting in China Information Technology, Inc., a company incorporated under the laws of the British Virgin Islands (“CNIT BVI”), becoming the publicly held parent company of CNIT and CNIT becoming a wholly-owned subsidiary of CNIT BVI, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of June 20, 2012, by and among CNIT, CNIT BVI and China Information Mergerco Inc. (the “Merger Agreement”). The Merger Agreement was approved by the stockholders of CNIT at an annual meeting of stockholders held on October 31, 2012. The Merger Agreement was filed with CNIT BVI’s Registration Statement on Form F-4 filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2012, as amended (the “Registration Statement”) and CNIT BVI’s prospectus filed with the SEC on July 30, 2012 (the “Prospectus”). On October 31, 2012, CNIT issued a press release announcing the completion of the Reorganization. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Prior to the Reorganization, shares of CNIT’s common stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the NASDAQ Global Select Market under the symbol “CNIT.” As a result of the Reorganization, each issued and outstanding share of CNIT’s common stock was converted into the right to receive one CNIT BVI ordinary share, which shares were issued by CNIT BVI as part of the Reorganization. CNIT expects to file a Form 15 with the SEC to terminate the registration of the shares of CNIT’s common stock and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

This report is being filed for the purpose of establishing CNIT BVI as the successor issuer pursuant to Rule 12g-3 under the Exchange Act. Pursuant to Rule 12g-3(a) under the Exchange Act, the ordinary shares of CNIT BVI, as successor issuer, are deemed registered under Section 12(b) of the Exchange Act. The CNIT BVI ordinary shares were approved for listing on the NASDAQ Global Select Market and will begin trading under the symbol “CNIT,” the same symbol under which the shares of CNIT’s common stock previously traded, on November 1, 2012.

As of October 31, 2012, each of the directors and officers of CNIT immediately prior to the Reorganization had been appointed to the same position(s) with CNIT BVI, with the directors to serve until the earlier of the next annual meeting of the CNIT BVI shareholders or until their successors are elected or appointed (or their earlier death, disability or retirement). In connection with the completion of the Reorganization, all directors and executive officers of CNIT BVI that had indemnification agreements with CNIT have or will enter into indemnification agreements with CNIT BVI that provide for indemnification and expense advancement and include related provisions intended to facilitate the indemnitee’s receipt of such benefits. A form of the indemnification agreement was filed with the Registration Statement.

As of October 31, 2012, in connection with and effective upon completion of the Reorganization, the rights of shareholders of CNIT BVI are governed by its memorandum and articles of association.

Description of Share Capital of CNIT BVI

The following description of the material terms of CNIT BVI’s shares includes a summary of specified provisions of the memorandum articles of association of CNIT BVI. This description is qualified by reference to the memorandum and articles of association of CNIT BVI, which were filed with the Registration Statement and Prospectus and are incorporated by reference into this report. You are encouraged to read the relevant provisions of British Virgin Islands (“BVI”) law as they relate to the following summary.

Authorized Share Capital

CNIT BVI is authorized to issue 100,000,000 ordinary shares of a nominal or par value of US$0.01 each. The ordinary shares may be issued from time to time at the discretion of the Board of Directors without shareholder approval. The Board of Directors of CNIT BVI is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper.

Prior to the Reorganization, CNIT BVI had one ordinary share outstanding. Upon completion of the Reorganization, CNIT BVI issued approximately 27,007,608 ordinary shares and the one ordinary share outstanding prior to the Reorganization was repurchased.

The rights, privileges, restrictions or conditions attaching to a class of shares may not be modified other than with the approval of the holders of such class, voting separately as a class. Please also see the subsections entitled “Changes to Rights of a Class or Series” and “Voting” below.

Register of Members

Under BVI law, a share in a BVI company is duly issued only when the name of the shareholder is entered in the register of members of a company, and the register of members is by statute regarded as prima facie evidence of the shareholders of a company. A person becomes a shareholder of a BVI company, and is therefore able to benefit from the rights attaching to such shares, only on the date that such person is entered on the register of members. Upon completion of the Reorganization, CNIT BVI updated the register of members to record and give effect to the issue of shares by CNIT BVI to CNIT’s stockholders. No consents or approvals were required by BVI law from any governmental authorities or agencies or other official bodies in the BVI in connection with updating the register of members of CNIT BVI.

Voting

Holders of CNIT BVI ordinary shares are entitled to receive notice of any meeting of shareholders and to one vote for each share held of record on all matters at all meetings of shareholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. CNIT BVI’s ordinary shareholders have no cumulative voting rights. CNIT BVI’s shareholders take action by a majority of votes cast, unless otherwise provided by the BVI Business Companies Act, 2004 (as amended) (the “BVI Act”) or CNIT BVI’s memorandum and articles of association.

Under the CNIT BVI’s memorandum and articles of association, some matters, such as changing CNIT BVI’s name, altering or adding to the memorandum of association or reducing the number of shares which CNIT BVI is authorized to issue require the approval of shareholders by a resolution that is either (i) passed by a majority of shareholders as, being entitled to do so, vote in person or by proxy at a general meeting or (ii) that is signed by a majority of the shareholders entitled to vote on that resolution.

Changes to Rights of a Class or Series

Under CNIT BVI’s memorandum and articles of association, if at any time the shares which CNIT BVI is authorized to issue are divided into different classes of shares, the rights attaching to any class may only be changed by a consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed by the holders of at least a majority of the shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. At such a separate general meeting, the quorum shall be at least one person holding or representing by proxy a majority of the issued shares of the class. Any holder of shares of the class present in person or by proxy at such meeting may demand a poll.

Quorum for General Meetings

No business of CNIT BVI can be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum of shareholders is present at a meeting of CNIT BVI shareholders regardless of the number of persons actually present at the meeting if the holders of a majority of all voting shares of CNIT BVI in issue and entitled to vote at the meeting are present in person or represented by proxy.

Special Meetings of Shareholders

An extraordinary general meeting of CNIT BVI may be called only by CNIT BVI’s Board of Directors or one or more shareholders in the aggregate entitled to cast not less than 10% the votes at the meeting.

Dividend Rights

CNIT BVI’s Board of Directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of CNIT BVI’s lawfully available funds. For information regarding CNIT BVI’s expected future dividend payments, please see the section entitled “Market for our Common Stock; Dividends—Dividend Policy” in the Prospectus.

Rights Upon Liquidation

Upon the winding up of CNIT BVI, after creditors of the corporation have been paid in full, the assets shall be distributed to, or the losses shall be borne by the shareholders of CNIT BVI in proportion to the par value of the shares held by them at the commencement of the winding up (up to the amount paid in shares by each shareholder, respectively).

No Liability for Further Calls or Assessments

The CNIT BVI ordinary shares issued in the Reorganization are duly and validly issued, fully paid and non-assessable.

No Preemptive Rights

CNIT BVI’s shareholders have no preemptive rights to subscribe for or purchase any additional securities issued by CNIT BVI.

Redemption of Ordinary Shares

CNIT BVI may (i) issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of CNIT BVI or the shareholder on such terms and in such manner as the Board of Directors of CNIT BVI may, before the issue of the shares, determine; (ii) purchase its own shares, including any redeemable shares, in accordance with the articles of association; or (iii) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

Restrictions on Transfer

CNIT BVI’s share register is determinative of membership in CNIT BVI. A written instrument of transfer is required under the BVI Act in order to register on CNIT BVI’s register of members any transfer of shares. The articles of association of CNIT BVI further provide that such written instrument of transfer must be signed by the transferor and contain the name and address of the transferee. The articles of association of CNIT BVI also provide that the Board of Directors of CNIT BVI may resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution, but where the Board passes such a resolution, CNIT BVI must notify the transferor and the transferee.

Transfer Agent

The transfer agent and registrar for CNIT BVI’s ordinary shares is Island Stock Transfer.

Differences in Corporate Law

The rights of CNIT’s stockholders were governed by the Nevada Revised Statutes and CNIT’s articles of incorporation and bylaws. After the Reorganization, the rights of shareholders of CNIT BVI are governed by the BVI Act and CNIT BVI’s memorandum and articles of association. Please see the section entitled “Differences in Corporate Law” in the Prospectus for a discussion of the material differences in shareholder rights resulting from the Reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 31, 2012	CHINA INFORMATION TECHNOLOGY, INC.

	By:	/s/ Jiang Huai Lin
Jiang Huai Lin
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release entitled China Information Technology, Inc. Completes Reorganization Merger, dated October 31, 2012